Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form F-10 of Barrick Gold Corporation (the company) of our report dated February 12, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the company’s annual audited financial statements for the year ended December 31, 2018. We also consent to the reference to us under the heading “Auditors” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

March 13, 2019